                                                                Exhibit 10.25



                          FIRST AMENDED AND RESTATED

                       LIMITED LIABILITY COMPANY AGREEMENT

                                       OF

                         LAS VEGAS GOLF CENTER, L.L.C.,

                      A DELAWARE LIMITED LIABILITY COMPANY













THE SECURITIES REPRESENTED BY THIS AGREEMENT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 NOR REGISTERED OR QUALIFIED UNDER ANY STATE SECURITIES LAWS. SUCH SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, DELIVERED AFTER SALE, TRANSFERRED, PLEDGED, OR HYPOTHECATED UNLESS QUALIFIED AND REGISTERED UNDER APPLICABLE STATE AND FEDERAL SECURITIES LAWS OR UNLESS IN THE OPINION OF COUNSEL SATISFACTORY TO THE COMPANY, SUCH QUALIFICATION AND REGISTRATION IS NOT REQUIRED. ANY TRANSFER OF THE SECURITIES REPRESENTED BY THIS AGREEMENT IS FURTHER SUBJECT TO OTHER RESTRICTIONS, TERMS AND CONDITIONS THAT ARE SET FORTH HEREIN.

                                TABLE OF CONTENTS



ARTICLE 1     FORMATION OF COMPANY, BASIC INFORMATION........................1

               Section 1.1 Formation ........................................1
                           ---------

               Section 1.2 Name .............................................2
                           ----

               Section 1.3 Term..............................................2
                           ----

               Section 1.4 Character of Business.............................2
                           ---------------------

               Section 1.5 Registered Agents ................................2
                           -----------------

               Section 1.6 Certain Definition................................2
                           ------------------

               Section 1.7 Title to Property ................................7
                           -----------------

ARTICLE II   CERTAIN INCORPORATED MATTERS....................................7

               Section 2.1 Tax and Accounting................................7
                           ------------------

ARTICLE III   CAPITALIZATION AND LOANS BY MEMBERS........................... 8

               Section 3.1 (Intentionally Deleted)


               Section 3.2 Additional Capital Contributions by the Members.. 8
                           -----------------------------------------------

               Section 3.3 Default; Remedies................................ 9
                           -----------------

               Section 3.4 Member Loans..................................... 9
                           ------------

ARTICLE IV   DISTRIBUTIONS..................................................10

               Section 4.1 Distributions....................................10
                           -------------

               Section 4.2 Timing of Distributions .........................10
                           -----------------------

               Section 4.3 Distributions of Capital ........................10
                           ------------------------

ARTICLE V     POWERS, RIGHTS AND DUTIES OF MEMBERS..........................11

               Section 5.1 Authority of Members.............................11
                           --------------------

               Section 5.2 Unilateral Sale Rights Upon Deadlock.............14
                           ------------------------------------

               Section 5.3 Certain Obligations of Managing Member...........15
                           --------------------------------------

               Section 5.4 Other Activities.................................18
                           ----------------

               Section 5.5 Liability of Members.............................19
                           --------------------

               Section 5.6 Indemnity of Members  ...........................19
                           --------------------

               Section 5.7 Indemnification by Members.......................19
                           --------------------------

               Section 5.8 Additional Members...............................20
                           ------------------

               Section 5.9 Company Accounts ................................20
                           ----------------

               Section 5.10 Compensation of Managing Member ................20
                            -------------------------------

ARTICLE VI     TRANSFER OF COMPANY INTERESTS................................20

               Section 6.1 Restrictions on Transfer.........................21
                           ------------------------

               Section 6.2 Effect of Assignment; Documents..................21
                           -------------------------------

ARTICLE VII    CERTAIN REMEDIES.............................................22

               Section 7.1 Security Agreement...............................22
                           ------------------

               Section 7.2 Termination of Management Rights.................23
                           ---------------------------------

               Section 7.3 Arbitration .....................................24
                           -----------

               Section 7.4 No Partition ....................................26
                           ------------

               Section 7.5 Attorney's Fees .................................26
                           ---------------

               Section 7.6 Cumulative Remedies..............................26
                           -------------------

               Section 7.7 No Waiver .......................................26
                           ---------

ARTICLE VIII   DISSOLUTION OF THE COMPANY...................................27

               Section 8.1 Events Giving Rise to Dissolution ...............27
                           ---------------------------------

               Section 8.2 (Intentionally Deleted)

               Section 8.3 Procedure .......................................27
                           ---------

ARTICLE IX     MISCELLANEOUS ...............................................28

               Section 9.1 Notices..........................................28
                           -------

               Section 9.2 Acknowledgment by Members .......................29
                           --------------------------


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

                Section 9.3  Construction.................................29
                             ------------

                Section 9.4  Time is of the Essence.......................29
                             ----------------------

                Section 9.5  Entire Agreement.............................29
                             ----------------

                Section 9.6  Amendments...................................30
                             ----------

                Section 9.7  Governing Law, Venue.........................30
                             --------------------

                Section 9.8  Successors and Assigns ......................30
                             ----------------------

                Section 9.9  Captions.....................................30
                             --------

                Section 9.10 Severability.................................30
                             ------------

                Section 9.11 Counterpart..................................30
                             -----------

                Section 9.12 No Third Party Beneficiaries.................30
                             ----------------------------

                Section 9.13 Certain Terminology .........................30
                             -------------------

                Section 9.14 Brokers......................................30
                             -------

                Section 9.15 Survival ....................................31
                             --------

                Section 9.16 Non-Business Days ...........................31
                             -----------------

                Section 9.17 Incorporation of Exhibits ...................31
                             -------------------------

                Section 9.18 Intent.......................................31
                             ------

                Section 9.19 Commissions on Sale or Sublease .............31
                             -------------------------------

                           FIRST AMENDED AND RESTATED
                           --------------------------
                       LIMITED LIABILITY COMPANY AGREEMENT
                       -----------------------------------
                        OF LAS VEGAS GOLF CENTER, L.L.C.
                        --------------------------------


              THIS LIMITED LIABILITY COMPANY AGREEMENT (this "Agreement") is made and entered into as of the 18th day of December, 1996, by and among THE RANCHITO COMPANY LLC, a Nevada limited liability company ("Ranchito"), SENIOR TOUR PLAYERS DEVELOPMENT, INC., a Nevada limited liability company ("STPD"), PAUL FIREMAN, an individual residing in Massachusetts ("PF").


                               R E C I T A L S :
                               - - - - - - - -

              WHEREAS, Ranchito, STPD and PF wish to form a limited liability company pursuant to the Delaware Limited Liability Company Act, 6 Del. C. [Section]18-010, et. seq., (the "Act") as amended from time to time, by filing a Certificate of Formation of the Company with the Office of the Secretary of State of the State of Delaware and entering into this Agreement;

              NOW, THEREFORE, in consideration of the agreements and obligations set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:


                                    ARTICLE I
                                    ---------

                     FORMATION OF COMPANY; BASIC INFORMATION
                     ---------------------------------------

              Section 1.1 FORMATION. The Members hereby agree to form the Company as a limited liability company under and pursuant to the provisions of the Act and agree that the rights, duties and liabilities of the Members shall be as provided in the Act, except as otherwise provided herein. If there is a conflict between the provisions of this Agreement and the Act, the provisions of the Act shall control (it being understood that if the Act provides for a particular rule but allows the members of a limited liability company to provide to the contrary in their limited liability company agreement, and if the parties hereto have so provided hereunder, then such provisions shall not be deemed to constitute a conflict for purposes of the foregoing). The "Managing Member" (as defined below) shall file a Certificate of Formation of the Company consistent with this Agreement and any assumed or fictitious or business name statement or certificate or any similar document required by the Act or applicable law to be filed in connection with the formation and operation of the Company, and Managing Member shall perform such other actions as are required under the Act and applicable law in order to qualify the Company to conduct the business contemplated by this Agreement (including any required publication) in the State of Nevada. The Members further agree to acknowledge, file, record, and publish as necessary, such amendments to the foregoing as may be required by this Agreement, the Act or applicable law, and such other documents as may be appropriate to comply with such requirements for the formation, preservation, or operation of the Company. Upon termination of the Company, Managing Member shall promptly execute and cause to be filed all filings required under the Act and other applicable laws. Managing Member shall promptly deliver to the Members copies of all filings made on behalf of the Company in accordance with this
Section 1.1.

              Section 1.2 NAME. The Company's business shall continue to be conducted solely under the name of "LAS VEGAS GOLF CENTER, L.L.C." or any fictitious name upon which the Members may agree and for which the appropriate certificate of fictitious name shall be filed with the appropriate government agency.

              Section 1.3 TERM. The term of the Company shall continue until, and shall be terminated on December 31, 2025, inclusive, unless sooner terminated as hereinafter provided.

              Section 1.4 CHARACTER OF BUSINESS. The Company may engage in any lawful purpose expressly approved in writing by the Members, except for banking or insurance. The principal purpose of the Company shall be to expand, improve, maintain, operate, market, finance, sell and otherwise use or realize the economic benefit from the "Project" (as defined below) for profit and to engage in all activities related thereto, all in accordance with the "Business Plan" (as defined below).

              Section 1.5 REGISTERED AGENTS AND OFFICES. The Company's registered agent and office in the following jurisdictions shall be as follows:

            Massachusetts:    Senior Tour Players Development, Inc.
                              c/o Mr. Stanton V. Abrams
                              266 Beacon Street
                              Boston, Massachusetts   02116

            Delaware:         Paracorp Incorporated
                              15 East North Street
                              Dover, Delaware  19901

            Nevada:           Paracorp Incorporated
                              318 North Carson Street
                              Carson City, Nevada  89701

              At any time and with written notice to the other Members, Managing Member may designate other registered agents and/or registered offices.

              Section 1.6 CERTAIN DEFINITIONS. As used herein, the following terms have the following meanings:

              "ACCOUNTS" means the "Operating Account" and the "Money Market Account," each as defined in Section 5.9.

              "ADJUSTED ADDITIONAL CAPITAL CONTRIBUTIONS" means at any time, with respect to any Member, an amount equal to the aggregate sum of such Member's Additional Capital Contributions, reduced by the amount of Distributable Cash distributed to such Member pursuant to Section 4.1B.

              "ADJUSTED DEFICIENCY CONTRIBUTIONS" means at any time, with respect to any Member, an amount equal to the aggregate sum of such Member's Deficiency Contributions, reduced by the amount of Distributable Cash distributed to such Member pursuant to Section 4.1A.

              "AFFILIATE" of a person or entity (or words of similar import, whether or not capitalized) includes (1) any officer, director, employee, trustee, shareholder, member, partner or relative within the third degree of kindred of the person or entity in question; (2) any corporation, partnership, limited liability company, trust or other entity controlling, controlled by or under common control with the person or entity in question or any Affiliate of the person or entity in question (whether directly or indirectly through one or more intermediaries); and (3) any officer, director, trustee, employee, shareholder, member or partner of any person or entity described in (2) above. For the purpose of this definition, "control" means the possession, directly or indirectly, of the power to direct or cause the direction of management and policies, whether through the ownership of voting securities or by contract or otherwise.

              "APPLICABLE RATE" means the lesser of (1) ten percent (10%); and
(2) the maximum interest that may be charged under any applicable usury law.

              "BANKRUPTCY/DISSOLUTION EVENT" with respect to a person or entity, means the commencement or occurrence of any of the following with respect to such person or entity: (1) a case under Title 11 of the U.S. Code, as now constituted or hereafter amended, or under any other applicable federal or state bankruptcy law or other similar law; (2) the appointment of (or a proceeding to appoint) a trustee or receiver of any property interest; (3) an attachment, execution or other judicial seizure of (or a proceeding to attach, execute or seize) a substantial property interest; (4) an assignment for the benefit of creditors; (5) the taking of, failure to take, or submission to any action indicating (after reasonable investigation) an inability to meet its financial obligations as they accrue; or (6) a dissolution or liquidation; provided, however, that the events described in Clauses (1), (2) or (3) shall not be included if the same are (a) involuntary and not at any time consented to, (b) contested within thirty (30) days of commencement and thereafter diligently and continuously contested, and (c) dismissed or set aside, as the case may be, within ninety (90) days of commencement.

              "BUDGETS" shall mean (1) the development and construction budget for any applicable phase of the Project set forth in the applicable Development Plan, and (2) the Capital Budget, and Operating Budget and in the event that the Management Agreement is terminated, such substitute budgets as may be agreed upon in writing by the Members.

              "BUSINESS AGREEMENT" shall mean any loan agreement, mortgage, easement, covenant, restriction or other agreement or instrument at any time or times affecting all or a portion of any of the "Company Property" (as defined below).

              "BUSINESS PLAN" means the business plan for the Company which is approved by the Members and adopted by the Company and attached as EXHIBIT "A" as the same may be amended from time to time with the approval of the Members in accordance with this Agreement. The Business Plan shall be deemed to include (1) the Development Plan and (2) the Budgets.

              "CARRYOVER AMOUNT" means, in respect of any Member for any Company Year commencing on or after January 1, 1997, an amount equal to the excess, if any, of (1) the aggregate maximum amount of Distributable Cash distributable to such Member pursuant to Section 4.1C for all Company Years prior to such Company Year, over (2) the aggregate sum of all Distributable Cash actually distributed to such Member pursuant to Sections 4.1C and 4.1D for all Company Years prior to such Company Year.

              "CLAIM" means any obligation, liability, claim (including any claim for damage to property or injury to or death of any persons), lien or encumbrance, loss, damage, cost or expense (including any judgment, award, settlement, reasonable attorneys' fees and other costs and expenses incurred in connection with the defense of any actual or threatened action, proceeding or claim [including appellate proceedings], and any collection costs or enforcement costs).

              "COLLATERAL AGREEMENT" means any agreement, instrument, document or covenant made or entered into under, pursuant to, or in connection or concurrently with this Agreement, and any certifications made in connection therewith or amendment or amendments made at any time or times heretofore or hereafter to any of the same.

              "COMPANY" means the limited liability company governed by this Agreement.

              "COMPANY PROPERTY" means all property, of whatever kind or nature, owned by the Company from time to time.

              "COMPANY YEAR" means (1) that portion of the current calendar year (i.e., the calendar year in which the date hereof occurs) which occurs on or after the date hereof and prior to the termination of the Company in accordance with this Agreement, (2) each full calendar year on or after the date hereof and prior to the termination of the Company in accordance with Agreement, and (3) that portion of the calendar year in which the Company terminates in accordance with this Agreement that is on or after the date hereof and prior to such termination.

              "CURE PERIOD" means (1) ten (10) days after written notice from a Member to a defaulting Member specifying the nature of a default or breach under this Agreement, in connection with a monetary default that is not a "Noncurable Default" (as defined below); (2) thirty (30) days after written notice from a Member to a defaulting Member specifying the nature of a default or breach under this Agreement, in connection with a non-monetary default that is not a Noncurable Default (provided, however, that if such non-monetary default cannot reasonably be cured within such thirty (30) day period, and such defaulting Member promptly commences the cure of such default and diligently pursues such cure to completion, then such thirty (30) day period shall be extended to the extent reasonably necessary, but in no event after the date that is ninety (90) days after such written notice); and (3) no period at all for a Noncurable Default. A "Noncurable Default" means any of the following: (a) a breach of
Section 6.1 or any other restriction upon transfer or hypothecation, and (b) a material breach constituting fraud or willful misconduct.

              "DEADLOCK" means the failure of the Members to unanimously approve a Major Decision; provided, however, that no such Member shall declare a Deadlock for thirty (30) calendar days following any such failure, during which thirty (30) day period such Members shall discuss their respective reasons for approving or disapproving the Major Decision at issue and their respective recommendations (if any) for resolving the dispute. If, following the expiration of said thirty (30) day period, the Members are still unable to unanimously approve such Major Decision, then a Deadlock shall exist for purposes of Section
5.2. Notwithstanding the foregoing, no Deadlock shall exist for purposes of
Section 5.2, (i) when a Member desires approval (and any other such Member is not willing to grant approval) to alter, amend, modify or otherwise change any provision of this Agreement or any matter already specifically approved by the Members in any then applicable Business Plan, Budget or otherwise, (ii) when a Member fails to approve any assignment or transfer of all or any portion of a Member's interest, or (iii) with respect to matters involving breaches of express duties or obligations of any Member hereunder.

              "DEVELOPMENT PLAN" means the preliminary construction plan, budget, financing plan and development schedule that has been approved by all the Members with respect to "Phase I" of the development of the Project and which is attached hereto as EXHIBIT "B". Such preliminary construction plan, budget, financing plan and development schedule, as the same may be updated and amended from time to time as provided herein, are referred to herein as the "Phase I Plans". As soon as practicable following the date hereof, Managing Member shall prepare and submit to the Members for their review a preliminary construction plan, budget, financing plan and development schedule with respect to "Phase II" of the development of the Project. Such preliminary construction plan, budget, financing plan and development schedule, as the same may be updated and amended from time to time as provided herein, referred to herein as the "Phase II Plans". The Phase II Plans may be implemented only upon the prior written consent of the Members. The preliminary construction plan, budget, financing plan and development schedule with respect to any additional phases of the development of the Project (the "Post Phase II Plans") shall be prepared and submitted by Managing Member to the Members for their review as soon as practicable and the approval and implementation of any Post-Phase II Plan shall be subject to identical terms and conditions as applied under this Agreement to Phases I and II. The Phase I Plans, Phase II Plans and Post-Phase II Plans are sometimes hereinafter individually and collectively referred to as the "Development Plan".

              "DISTRIBUTABLE CASH" means, for the applicable period, the "Distributable Operating Cash Flow" and "Net Capital Proceeds" (each as defined below) received by the Company during such period.

              "DISTRIBUTABLE OPERATING CASH FLOW" for the applicable period means the amount by which (1) the gross cash revenues and funds received from Company operations during such period (excluding sale proceeds, financing proceeds, condemnation proceeds [other than an award for a temporary taking], or casualty insurance proceeds [other than the proceeds from rental income or business interruption insurance], and funds received as capital contributions or loans from any Member); exceed (2) the sum of (a) cash expenditures made by the Company or which the Company is obligated to make for or during such period in connection with the Company's operations or in connection with the Company Property, including business taxes and real and personal property taxes and assessments, insurance premiums, leasing commissions and fees, tenant improvements and other capital costs, all expenditures made or required to be made by the Project Manager under the Management Agreement, management fees payable to Project Manager under the Management Agreement, and other operating costs (except to the extent paid from any working capital reserve or other reserves reasonably established by Managing Member and except to the extent deducted in the calculation of Net Capital Proceeds), (b) all installments and payments of principal and interest and other sums and amounts paid or payable for or during such period on or in connection with any secured or unsecured indebtedness of the Company, and (c) the establishment or additions to the Working Capital Reserve and such other reserves as may be reasonably established by Managing Member. If the amount described in Clause (2) above for the applicable period exceeds the amount described in Clause (1) for such period, then such excess shall be referred to herein as the "NEGATIVE CASH FLOW" for such period. For purposes of determining Distributable Operating Cash Flow and Distributable Cash allocable to any Company Year, the Members shall prorate the revenues and expenses of the Company as of midnight of the last day of such Company Year to determine whether such revenues and expenses (and accordingly Distributable Operating Cash Flow and Distributable Cash) are attributable to such Company Year; for this purpose, any Net Capital Proceeds shall be deemed to be attributable to the Company Year in which the capital event giving rise to the same occurred.

              "LEASE" means that certain Lease and Concession Agreement entered into as of January 3, 1995, by and between Clark County, Nevada, and Golf Centers of America, and assigned by an Assignment of Lease from Golf Centers of America to the Company pursuant to Section 3.1B of the original Las Vegas Golf Center, L.L.C. Agreement, and approved by the Clark County Board of Commissioners as of December 17, 1996. Such Section 3.1B is intentionally deleted from this First Amended and Restated Agreement as the prior assignment of said lease is not material to the contribution of the current Members

              "LIMITED LIABILITY COMPANY AGREEMENT" or this "AGREEMENT" means this Agreement, as amended, modified or supplemented from time to time.

              "MANAGEMENT AGREEMENT" means that certain agreement captioned "MANAGEMENT AGREEMENT," dated as of the date hereof, by and between the Company, as owner, and STPD, as manager. The following terms shall have the respective meanings specified for the same in the Management Agreement: "Capital Budget" and "Operating Budget".

              "MANAGER OWNERSHIP/CONTROL REQUIREMENT" as of any particular date means that Managing Member (1) is not then dead, insane, incapacitated or subject to a Bankruptcy/Dissolution Event; (2) is actively involved in the management and affairs of the Project.

              "MANAGING MEMBER" means Stanton V. Abrams for STPD, subject to
Section 7.2.

              "MATERIAL" means that as to "BUDGETS" there shall not be more than a 15% deviation in the aggregate per Company Year.

              "MEMBER" means Ranchito, STPD, and/or PF.

              "NET CAPITAL PROCEEDS" means Net Financing Proceeds and Net Sale Proceeds.

              "NET FINANCING PROCEEDS" and "NET SALE PROCEEDS" mean, respectively, the net proceeds from (1) any financing or refinancing of the Company Property or any part thereof (other than proceeds from the Construction
Loan), and (2) any sale, disposition, taking or loss (including the proceeds from any eminent domain proceeding or conveyance in lieu thereof [other than an award for a temporary taking] or from casualty insurance [other than rental income or business interruption insurance] or title insurance) of the Company Property or any part thereof. In the computation of Net Financing Proceeds and Net Sale Proceeds there shall be deducted the payment of all costs and other expenses related thereto and approved by the Members and the satisfaction of any debt being refinanced or discharged and any other debts or liabilities of the Company for which the Members decide to use the same and the setting aside of any reserves therefrom reasonably deemed proper by the Members.

              "PROFIT PERCENTAGES" means the following percentage for each
Member:


                  MEMBER                  PROFIT PERCENTAGE
                  ------                  -----------------

                  Ranchito                30%

                  STPD                    21.5%

                  PF                      48.5%



              "PROJECT" means all of the assets, properties and business of every kind, character, or description, whether tangible, intangible, real, person, or mixed, and wherever located, comprising the golf driving range and related facilities that the Company intends to plan, finance, lease, develop, construct, manage, own, and operate on a site located in the City of Las Vegas, State of Nevada.

              "PROJECT MANAGER" means STPD.

              "REQUIREMENTS" means this Agreement, the Business Plan (including the Budgets) and the Business Agreements.


              Section 1.7. TITLE TO PROPERTY. Title to the assets and property of the Company shall be held in the name of the Company.











                                   ARTICLE II
                                   ----------

                          CERTAIN INCORPORATED MATTERS
                          ----------------------------

              Section 2.1 TAX AND ACCOUNTING. Each and all of the provisions of EXHIBIT "C" are incorporated herein and shall constitute part of this Agreement. EXHIBIT "C" provides for, among other matters, the maintenance of capital accounts, the allocation of profits and losses, and the maintenance of books and records. The Company shall be operated as a partnership solely for state and federal income tax purposes.

                                   ARTICLE III
                                   -----------

                       CAPITALIZATION AND LOANS BY MEMBERS
                       -----------------------------------



              Section 3.1   Intentionally Deleted.



              Section 3.2 ADDITIONAL CAPITAL CONTRIBUTIONS BY THE MEMBERS. Subject to the limitations hereinafter set forth in this Section, each Member shall contribute from time to time its Profit Percentage of anticipated Negative Cash Flow and any "Financing Shortfall" (as defined below). No additional capital contributions shall be required by any Member other than as expressly provided in this Section 3.2.

                     A.     Procedure.
                            ---------

                     (1) DEPOSIT. On or before the first (1st) day of each calendar month, each Member shall contribute to the Company by deposit into the Operating Account the amount to be contributed by such Member specified in the Contribution Request, if any, for such month (collectively in connection with a Contribution Request, the "Subsequent Contribution"), subject to the terms and conditions set forth below. Managing Member agrees to use any and all contributions made in conformity with the Requirements (except as otherwise agreed in writing by the Members).

                     (2) CONTRIBUTION REQUESTS. If Managing Member reasonably anticipates that there will be Negative Cash Flow for any given calendar month or that all or a portion of a Financing Shortfall must be funded during any such calendar month, then at least ten (10) days prior to the first (1st) day of such calendar month, Managing Member shall submit a written contribution request for such month to the Members describing such Negative Cash Flow or Financing Shortfall (as the case may be) and meeting the requirements of this Subsection
(2) ("Contribution Request"). Each Contribution Request shall (1) describe in reasonable detail the anticipated Negative Cash Flow or Financing Shortfall for such month with reference to the Budgets; (2) indicate the amounts expended by the Company to date in connection with the Project in accordance with the Budgets; (3) describe the portion of expenditures for such month anticipated to be funded from available Company funds; (4) describe the portion of expenditures for such month which is to be funded by contributions from the Members; and (5) set forth each Member's required contribution. Managing Member may submit Contribution Requests to the Members no more frequently than once each month (except as provided in the last sentence of this Subsection), unless each Member has given its prior written consent in each instance. The amounts contributed by each Member pursuant to this Section are referred to herein as such Member's "Additional Capital Contributions".

                     (3) CONSTRUCTION FINANCING. The Members anticipate that the Company will finance the development and construction of the improvements contemplated by the Development Plan through borrowings from an institutional lender or lenders in the maximum amount that may be available from time to time (the "Construction Loan"). The Construction Loan may be secured by the Lease and such other assets of the Company specifically related to the Project as the lender may reasonably require; provided, however, that any such Construction Loan shall in all events (i) be non-recourse as to the Members and their respective Affiliates, unless each Member or Affiliate thereof with respect to whom it shall be on a recourse basis gives his or its prior written consent, and (ii) be for such term and have such other provisions as are set forth on EXHIBIT "E" attached hereto. To the extent the Company is unsuccessful in financing the full amount contemplated by the Development Plan, any such shortfall (a "Financing Shortfall") shall be contributed by the Members as provided in this Section 3.2.

                     B      LIMITATIONS UPON CONTRIBUTION OBLIGATION.
Notwithstanding anything to the contrary in this Agreement, in no event shall the total contributions of the Members under this Section 3.2 exceed Two Hundred and Fifty Thousand Dollars ($250,000) in the aggregate (without taking into account any distributions made or to be made pursuant to Article IV of this Agreement), without the prior written consent of all Members.

              Section 3.3 DEFAULT; REMEDIES. Upon the failure of a Member (a "Defaulting Member") to make any capital contribution required by 3.2 (the portion thereof not contributed by such Defaulting Member being referred to herein as the "Deficiency"), then each of the other Members (individually, a "Non-Defaulting Member") who is not then in default under Article III may, in its sole and absolute discretion, contribute all or any portion of such Deficiency, within five (5) days after the date the Deficiency was required to be contributed, and any contributions made by a Non- Defaulting Member pursuant to this sentence shall be referred to as a "Deficiency Contribution." However, if there is more than one Non-Defaulting Member desiring to make a Deficiency Contribution, then they shall share in such Deficiency Contribution on a pro rata basis (based upon the relative proportions of their then respective Profit Percentages) or in such other proportions as they may agree. Defaulting Member shall not receive any distribution of Distributable Cash under Article IV until such time that Defaulting Member's Deficiency amount has been fully paid plus 15% interest per annum, compounded quarterly to the Non-Defaulting Member who has made a Deficiency Contribution on behalf of the Defaulting Member. Such payment may be made by Defaulting Member by credit of Distributable Cash as described above, or by outside source. If there is more than one Non-Defaulting Member having made a Deficiency Contribution, then they shall share in such distribution of Defaulting Member's credit of Distributable Cash on a pro rata basis according to their Profit Percentage. The exercise by the Company and/or the Members of the rights set forth in this Section 3.3 shall preclude the exercise of any other right or remedy of the Company or any Member under this Agreement, at law or in equity, against any Defaulting Investor (or any "Transferee" thereof (as defined below), as the case may be) for failure to make any required capital contribution.

              Section 3.4 MEMBER LOANS. Except as otherwise expressly provided under this Agreement, any Member making a loan to the Company shall be entitled to interest thereon at the Applicable Rate, compounded monthly, and the same, together with interest as aforesaid, shall be repaid before any distribution shall be made under Article IV hereof. However, except as otherwise expressly provided under this Agreement, no such loan to the Company shall be made without the prior written consent of the Members.

                                   ARTICLE IV
                                   ----------

                                  DISTRIBUTIONS
                                  -------------

              Section 4.1 DISTRIBUTIONS. Subject to Sections 3.3 and 3.4, each distribution of Distributable Cash for each Company Year shall be made as follows:

                     A. FIRST LEVEL. All such Distributable Cash shall first be distributed, in preference and priority to any other distribution of such Distributable Cash, to the Memberrs pro rata and in proportion to their respective Adjusted Deficiency Contributions to the extent thereof.

                     B. SECOND LEVEL. The balance, if any, of such Distributable Cash remaining after the distributions pursuant to Subsection 4.1A above shall be distributed to the Members pro rata and in proportion to their respective Adjusted Additional Capital Contributions to the extent thereof.

                     C. THIRD LEVEL. The balance, if any, of such Distributable Cash remaining after the distributions pursuant to Subsections 4.1A and 4.1B above shall be distributed to the Members pro rata and in proportion to their respective Profit Percentage.

                     D. INSTALLMENT SALES. The cash portion of the sale price of the Project or any part thereof, together with all installments and payments of cash (including interest) of or against any deferred portion of such purchase price, shall be distributed in accordance with the levels provided above, with each person or entity entitled to payment under a level receiving the entire amount of such cash until the sum payable under such level shall have been discharged in cash.

              Section 4.2 TIMING OF DISTRIBUTIONS. Distributions of Distributable Cash shall be made on a quarterly basis concurrently with the date the "Periodic Report" (as defined below) for the immediately preceding quarter is required to be delivered pursuant to this Agreement, unless otherwise agreed by the Members. Each Periodic Report for such last quarter shall include a calculation by Managing Member of the amount of Distributable Cash for such quarter.

              Section 4.3 DISTRIBUTIONS OF CAPITAL. Except as expressly provided in this Agreement or as otherwise agreed by the Members, no Member shall be entitled to withdraw capital or to receive distributions of or against capital without the prior written consent of, and upon the terms and conditions agreed upon by, the Members. Each Member shall look solely to the assets of the Company for return of such Member's capital contributions.

                                    ARTICLE V
                                    ---------

                      POWERS, RIGHTS AND DUTIES OF MEMBERS
                      ------------------------------------

              Section 5.1 AUTHORITY OF MEMBERS. Management of the Company shall be vested in Managing Member and the Members in accordance with this Agreement.

                     A. AUTHORITY OF MANAGING MEMBER. Except as otherwise provided in this Agreement, Managing Member shall have full power and authority to manage the operations and affairs of the Company and to act for and to bind the Company to the extent provided by the Act, and shall have the duty and authority, on behalf of the Company, to do all things appropriate to the accomplishment of the purposes of the Company, including the following (but all subject to and in accordance with the Business Plan):

                            (1)    Filing appropriate organizational documents
for the Company with the appropriate governmental authorities.

                            (2)    Operating the Company Property and entering
into leases and other agreements and undertakings pertaining to the operation of the Company Property.

                            (3)    Employing consultants, attorneys, accountants
and agents.

                            (4)    Executing contracts, agreements, deeds and
other writings.

                            (5)    In general, managing the business and affairs
of the Company and taking such actions as may be necessary or appropriate thereto.

                     B. MAJOR DECISIONS. Managing Member shall fully consult with the Members at all times to the extent reasonably practicable, and each of the following matters ("Major Decisions") must be previously approved in writing by the Members, however, such approval shall not be unreasonably withheld:

                            (1)    The adoption of, and any material supplement
to, revision of, or deviation from the Business Plan.

                            (2)    Without limitation on Subsection B(1) above,
the adoption of, and any material supplement to, revision of, or deviation from any of the Budgets (subject to Subsection (3) below). Managing Member agrees to submit to the members, at least thirty (30) days prior to each calendar year during the term hereof, the proposed Operating Budget and Capital Budget for such calendar year, which shall be in the same form as the forms of the initial Operating Budget and Capital Budget attached as Exhibit "A" to the Management Agreement, and which proposed Operating Budget and Capital Budget shall be subject to the prior written approval of the Members, which shall not be unreasonably withheld. If the Operating Budget or Capital Budget is not approved in writing by the Members for any particular year, then until such Budgets are approved in writing by the Members, Managing Member shall obtain the Members' prior written approval of all capital expenditures (other than capital expenditures in accordance with the prior year's Budgets which were not expended in the prior year but which are required to be expended by the Company pursuant to authorized Company contracts), and Managing Member shall to the extent practicable operate within the prior year's approved Operating Budget.

                            (3)    Any deviation from or expenditure
inconsistent with any of the Budgets (or the entry into any agreement therefor). Notwithstanding the foregoing, the Members' consent to an expenditure payable to a third party exceeding the amount specified for such expenditure in any applicable Development Plan, Operating Budget and Capital Budget shall not be required in any of the following circumstances: (a) Managing Member, in his reasonable judgment, deems these to be an emergency requiring such expenditures to effectuate immediate action necessary for the protection of the Company Property or persons; (b) such expenditure would not cause the aggregate amount of the expenses (excluding the expenses described in Clause (c) below) within the applicable Budget to exceed one hundred fifteen percent (115%) of the entire amount of budgeted expenses (excluding the expenses described in Clause (c) below) in the applicable Budget (taking into account the amounts expended to date and reasonably anticipated expenses); or (c) expenditures for debt service, real property taxes and assessments, utilities and insurance (to the extent required to be carried under the Management Agreement) for the Company.

                            (4)    Any material activity or expenditure which is
materially inconsistent with the Business Plan.

                            (5)    Any material modification or termination of
the Management Agreement.

                            (6)    Any transaction or matter that is not in the
ordinary course of the Company's business relating to the Project.

                            (7)    Without limitation on Subsection B(6) above,
taking any action with respect to any new projects or acquisition of any property by the Company other than the Project.

                            (8)    Without limitation on Subsection B(6) above,
any sale or financing of the Project and any other capital transaction involving more than Five Hundred Thousand Dollars ($500,000) in gross value, and the terms of such sale or financing.

                            (9)    Any compensation or reimbursement to, or
other transaction with any Affiliate of Managing Member.

                            (10)   The entry into or any material concessions by
or restrictions on the Company or the Project in connection with obtaining zoning, variances, map approval, entitlements, permits or other governmental approvals.

                            (11)   Any other decision or action which requires
the approval of the Members as provided elsewhere in this Agreement.

Any approval by the members pursuant to this Subsection B must be in writing; provided, however, that Managing Member may give the Members written notice of any proposed Major Decision, and if a Member does not object to the same or request further information with respect thereto within fifteen (15) days after receipt of such notice, then such Member shall be deemed to have approved the proposed Major Decision.

                     C. PROHIBITED ACTS. No Member shall have any authority to:

                            (1)    Unilaterally amend this Agreement.

                            (2)    Extend the term of the Company.

                            (3)    Do any act in contravention of this Agreement
or which would make it impossible to carry on the business of the Company.

                            (4)    Possess any Company Property or assign the
rights of the Company in specific Company Property for other than a Company purpose.

                            (5)    Admit a person or entity as a Member except
as provided in this Agreement.

                            (6)    Permit the Company to merge or consolidate
with any other entity.

                            (7)    Engage in any transaction with itself or an
Affiliate, even if approved by the Members, except upon terms which are fair as respects the Company and competitive with the terms available to the Company from non-Affiliates.

                            (8)    Make, execute or deliver on behalf of the
Company any assignment for the benefit of creditors or any guarantee, indemnity bond or surety bond, other than reasonable and customary bonds and assurances to governmental agencies in connection with the obtaining of entitlements and other governmental approvals or to lenders in connection with development or construction financing; or obligate the Company or any Member as a surety, guarantor or accommodation party to any obligation.

                            (9)    Lend funds belonging to the Company or any
Member to any Member or third party or extend to any person, firm or corporation, credit on behalf of the Company.

                            (10)   Borrow on behalf of the Company, or pledge,
mortgage or encumber, or grant of a security interest in, any Company Property, without the unanimous consent of the Members.

                            (11)   Confess any judgment on behalf of the
Company.

                            (12)   Distribute any property in kind to any
Member.

                            (13)   Take any action outside the purposes
specified in Section 1.4.

                     D. REQUIRED SIGNATURES. Each Member's signature (or a written resolution or written consent granting Managing Member sole authority to sign) shall be required for all contracts (including documents related to the sale, financing or transfer of any portion of the Project) entered into by or on behalf of the Company; provided, however, that only Managing Member's signature will be required for contracts and agreements that are permitted to be entered into without the consent of the Members under Section 5.1 B(5).

                     E. AFFILIATE TRANSACTIONS. Notwithstanding anything to the contrary herein, any decision by the Company to terminate or exercise any right (including any right to approve or any right to receive documents) or remedy under any contract between the Company and the Project Manager or an Affiliate of the Project Manager may be made jointly by Ranchito and PF. If a contract with Project Manager or such

Affiliate is terminated, any substitute contract shall be with a third party reasonably satisfactory to the Members (including STPD). In addition, notwithstanding anything to the contrary herein (including any loss of voting rights), any act or other transaction between the Company on the one hand, and any Member or its Affiliates on the other hand, shall require the prior written approval of the non-interested Members.

                     F. DETERMINATIONS BY THE MEMBERS. Except as expressly provided herein, any approval, consent, judgment, option, rights or other determination to be made by a Member shall be in the sole and absolute discretion of such Member. Any approval, consent, judgment, or other determination to be made by the Members under and in connection with this Agreement shall be made jointly by the Members and shall therefore require their mutual written agreement.

              Section 5.2 UNILATERAL SALE RIGHTS UPON DEADLOCK. In the event a Deadlock occurs at any time following the third (3rd) anniversary of the date of this Agreement, any Member, shall have the right to unilaterally (without the consent of any other Member(s)) propose that the Company sell the Project (and all matters incidental thereto), subject to compliance with the provisions of this Section 5.2. This Section shall not apply to a sale which the Members jointly agree in writing to pursue.

                     A. SALE TERMS. Except as otherwise approved by the Members, the purchase price for the Project or the portion thereof to be sold or disposed of shall be payable (1) entirely in cash; or (2) by taking title subject to or assuming existing indebtedness; or (3) both. In addition, the terms of the sale of the Project (other than the purchase price) shall be subject to the reasonable approval of the Members.

                     B. SALE TO AFFILIATE. No sale of the Project shall be made to an Affiliate of a Member, without the prior written approval of the other Members.

                     C. RIGHT OF FIRST OPPORTUNITY. Prior to consummating a proposed sale under this Section 5.2, if a Member desires to sell, then that "Selling Member" shall provide the "Non-Selling Members" with a right to purchase the Selling Member's interest in the Company on and subject to the terms and conditions hereinafter stated:

                            (1)    Selling Member shall give written notice (the
"Proposed Sale Notice") to Non-Selling Members setting forth the "Basic Sale Terms" (as hereinafter defined) of such proposed sale. As used herein, "Basic Sale Terms" means a good faith offer the Selling Members would be willing to accept from an unrelated third party containing the proposed purchase price, the amount of cash payable to the Company by the purchaser at the closing, any other material economic terms of the proposed sale, and the estimated closing date of the transaction. The Basic Sale Terms shall otherwise comply with the requirements of Subsection A above.

                            (2)    Non-Selling Members shall have fifteen (15)
days (the "Election Period") after the giving of the Proposed Sale Notice to elect to purchase Selling Member's interest in the Company (such election to be made, if at all, by giving written notice thereof to Selling Member within the Election Period). The purchase price of Selling Member's Company interest and the terms of such purchase will be such as will produce for Selling Member the same consideration and security at the same time or times as Selling Member would have received if the proposed sale of the Project by the Company had been consummated (and no sales commissions had been paid by the Company [i.e., without any deduction for a sales commission]) and the Company had been dissolved and wound up following such sale and the proceeds of such sale and other assets of the Company had been distributed to the Members in accordance with the provisions of this Agreement. In addition, Selling Member shall be required to pay any sales commissions to which any broker or brokers engaged by Selling Member (on behalf of the Company for the sale of the Property) are entitled for a sale of Selling Member's Company interest pursuant to this Section 5.2.

                            (3)    If Non-Selling Member fails to make the
election to purchase, then Selling Member may close a sale at any time or times during the one hundred eighty (180) day period (the "Closing Period") that commences on the first (1st) day after the Election Period, for a purchase price and on terms which are at least as favorable to the Company as the Basic Sale Terms contained in the Proposed Sale Notice; but if a sale for such purchase price and on such terms is not consummated within such period, then the rights of Non-Selling Members to notice and purchase as aforesaid will continue as to any sale occurring subsequent to such period. A sale shall be deemed "at least as favorable" as that set forth in the Proposed Sale Notice if the net purchase price (after the payment by the Company of all of its expenses associated with the sale, including any real estate commissions) shall be at least as high as that set forth in the Proposed Sale Notice (after deduction for the expenses therein set forth).

                            (4)    If Non-Selling Member makes the election to
purchase, then such election shall be deemed to create a contract between Non-Selling Member and Selling Member pursuant to which Non-Selling Member agrees to acquire the interest of Selling Member in the Company on the terms specified in Clause (2) above, except that (a) within ten (10) days after the Election Period, Non-Selling Member shall deliver to Selling Member five percent (5%) of the purchase price payable under Clause (2) above as a deposit which is non-refundable and liquidated damages (but credited towards such purchase price if the closing of such sale occurs) unless the closing of such sale fails to occur due to the Selling Member's default, and (b) the closing date for such sale shall be the date which is sixty (60) days after the making of such election. If Non-Selling Member makes the election to purchase but the closing fails to occur due to Non-Selling Member's default (or if Non-Selling Member fails to make the five percent (5%) deposit described above within the ten (10) day period described above), then without limitation on the Selling Member's other rights and remedies (including specific performance and damages), Non-Selling Member's rights under this Subsection 5.2 will be permanently lost.

              Section 5.3   Certain Obligations of Managing Member
                            --------------------------------------

                     A. GENERALLY. Managing Member shall fully and faithfully discharge its obligations and responsibilities, shall devote such time and attention to Company affairs as may be reasonably necessary for the proper management and supervision of the Company's business and the discharge of its duties under this Agreement. Managing Member shall diligently perform its obligations hereunder relative to the entitlement, development, financing, operation, marketing and sale of the Project in accordance with its reasonable business judgment, and shall make its personnel and the personnel of its Affiliates available to the Company to the extent necessary in order that such obligations may be adequately discharged.

                     B. PROJECT ADMINISTRATION. Without limitation on the foregoing or other provisions of this Article V, Managing Member shall monitor the Project within the time schedules set forth in, and in full compliance with, all Requirements, and shall, at all times, exercise good faith and shall use diligent and professional efforts to promote and protect the best interests of the Project and the Company (without consideration being made to the separate interests of any particular Member). It is understood that certain

Project responsibilities have been delegated to STPD under the Management Agreement and, notwithstanding anything contained herein to the contrary, Managing Member shall not be in default hereunder because of STPD's default or failure to perform under the Management Agreement so long as Managing Member has taken all reasonable steps that a prudent supervising owner would take to prevent such default, to minimize its adverse effects and to cause it to be promptly cured. Without limiting the generality of the foregoing, Managing Member shall have the following duties and obligations:

                     (1) Except to the extent delegated to STPD under the Management Agreement (in which event Managing Member shall monitor the same), obtain the necessary entitlements for the Project, including negotiation with governmental authorities to obtain any agreements, governmental approvals, building permits and other permits and licenses as are necessary for the Project.

                     (2) Exerting diligent and professional efforts within the limits of its authority and duties hereunder and monitoring the Project as a whole so that the same is completed in accordance with the time schedule set forth in the Business Plan.

                     (3) Monitoring and enforcing STPD's activities and performance under or in connection with the Management Agreement, including:

                            (a)    Monitoring on a regular and continuing basis
the cost of materials, labor, equipment and other items used in the planning, development, construction and marketing of the Project, and, where increases in costs will cause any Budget for a particular cost item to be exceeded, make recommendations to the Company as to the most appropriate method of limiting the effect of such cost increases.

                            (b)    Procurement of insurance for the Company and
the Property through an agent acceptable to the Members, including casualty, public liability, workers' compensation and all other insurance required by law or under any Business Agreement, and such other insurance as may be required by the Members, with amounts and coverages approved by the Members.

                            (c)    In the event the Management Agreement is
terminated, satisfying to the best of Managing Member's ability the obligations of the "Manager" under the Management Agreement until a replacement Manager is hired by the Company.

                     (4) Direct coordination with and supervision of all litigation and other legal matters, and the preparation of all legal documentation, including sale contracts, and all other necessary or appropriate documents and instruments.

                     (5) Payment or contestation of all real and personal property taxes and assessments for the Project.

                     (6) The use of diligent and professional efforts to comply with all Business Agreements in connection with the performance of Managing Member's duties and obligations under this Agreement.

                     (7) Conducting meetings of the Company, as may be reasonably required by the Members, for the purpose of reviewing the progress of the Project.

                     (8) Recommending, and if approved in writing by the Members, seeking and facilitating debt and equity financing (if necessary for operating deficits, construction financing and permanent financing) in accordance with terms approved by the Members.

                     (9) Overseeing tax issues for partnership (including serving as "tax matters partner," preparation of partnership returns, state business tax filings, franchise filings).

                     (10) Preparing such reports as the Members may reasonably request and responding to Member inquiries on operations and performance.

              C. Books and Records. Managing Member shall cause to be kept proper and complete records and books of account in which shall be entered fully and accurately all transactions and other matters relating to the Company's business as are usually entered into such records and books of account kept for business of a like character. The Company's records and books shall be kept on a accrual basis, except as the Members may otherwise determine. At all times, such books and records shall be available at the Company's principal place of business for inspection, examination, photocopying or audit by any Member, or the duly authorized representative thereof, during reasonable business hours and upon reasonable advance notice.

              D      Reports. Subject to Section 5.3B, Managing Member shall
provide the Members with reports as follows:

                     (1) An annual report of all income and all expenses within one hundred twenty) (120) days of the end of the calendar year, audited by an independent nationally recognized accounting firm reasonably satisfactory to Investor.

                     (2) Copies of the Company's annual federal and state income tax returns together with a copy of that certain IRS form commonly referred to as a "Schedule K-1," plus a copy of its California and Delaware equivalents, within ninety (90) days following the end of each calendar year.

                     (3) Copies of all reports received from STPD under the Management Agreement promptly after the same are received by Managing Member.

                     (4) A quarterly report for each calendar quarter, certified by Managing Member to be true, accurate and complete in all material respects, and submitted to the Members within twenty (20) days of the end of each such calendar quarter (the "Periodic Report"). Each Periodic Report shall be in the form approved by the Members, and shall include the following:

                            (a)    An operating statement and report of
financial condition of the Company for such period.

                            (b)    A Contribution Request containing Managing
Member's estimate of the amount needed to be contributed by the Members pursuant to Article III for the succeeding quarter.

                            (c)    A variance report, comparing actual costs and
expenses and revenues with budgeted costs and expenses and revenues on a category basis along with a reasonably detailed explanation of all material or significant variances and all changes in any time schedules relating thereto.

                            (d)    Quarterly reports, within twenty (20) days
after the end of each quarter, which shall describe in reasonable detail the daily occupancy and room rates (and average daily room rate) for such quarter, which such other detail as may be reasonably requested by the Members.

                            (e)    At least sixty (60) days prior to each
Company Year of the Company, proposed annual updates for the Members' approval of the Business Plan including the Budgets).

                            (f)    If applicable, a calculation by Managing
Member of the amount of Distributable Cash for the preceding and following calendar quarter and a calculation by Managing Member of the respective distributions if any, to Members pursuant to Article IV.

                     E. WORKING CAPITAL RESERVE AND OTHER RESERVES. In addition to the FF&E and working capital reserves (collectively, the "STPD Reserves") established by STPD pursuant to the Management Agreement, Managing Member, in its reasonable discretion, shall establish and maintain such other reasonable reserves for future costs, expenses and payments or for substantial costs (including capital repairs, improvements and replacements), to the extent the payment of such costs is not contemplated by the STPD Reserves, including a working capital reserve (the "Working Capital Reserve") to pay third party costs of the Company incurred in accordance with this Agreement (such as attorneys' fees, business taxes and licensing expenses and consultant fees).

              Section 5.4 OTHER ACTIVITIES. Except as otherwise provided in this Agreement or in any agreement among the Members: (1) each Member recognizes that each other Member has an interest in investing in, developing, constructing, operating, transferring, leasing and otherwise using real property and interests therein for profit, and engaging in any and all activities related or incidental thereto and that each will make other investments consistent with such interests; (2) neither the Company nor any Member shall have any right by virtue of this Agreement or the Company relationship created hereby in or to any other ventures or activities in which any Member is involved or to the income or proceeds derived therefrom; (3) the pursuit of other ventures and activities by any Member, even if competitive with the business of the Company (except as to the Expansion Opportunity described below), is hereby consented to by the other Members and shall not be deemed wrongful or improper; (4) no Member and no Affiliate of a Member shall be obligated to present any particular investment opportunity to the Company, even if such opportunity is of a character which, if presented to the Company, could be taken by the Company; and (5) each Member and each Affiliate of a Member shall have the right to take for its own account, or to recommend to others, any such particular investment opportunity. Notwithstanding the provisions of this Section 5.4, Managing Member covenants and agrees that in the event the Lessor under the Lease is willing to lease other real property which is adjacent to the Project for either the expansion of the golf facilities comprising the Project or the development and construction of a golf course (either 9-hole or 18-hole) or any other improvements (any such opportunity being sometimes hereinafter referred to as an "Expansion Opportunity"), Managing Member shall not conduct substantive negotiations with any potential equity partner with respect to such Expansion Opportunity (i) without first giving the Members written notice (a "First Negotiation Notice") identifying the Expansion Opportunity and describing in then available reasonable detail the nature, terms and conditions of the proposed Expansion Opportunity, and (ii) without giving the Members a period of thirty (30) calendar days following their receipt of the First Negotiation Notice (the "First Negotiation Period") within which to negotiate and attempt to reach agreement among themselves regarding the Company's participation in such Expansion Opportunity. Until the earlier of (i) the expiration of the First Negotiation Period, or (ii) the unanimous waiver by the Members of their rights hereunder with respect to any such Expansion Opportunity (the "First Negotiation Waiver"), the Members shall in good faith negotiate regarding the possibility of the Company participating in the Expansion Opportunity. Upon the expiration of the First Negotiation Period or the earlier delivery of a First Negotiation Waiver any and all rights of the Members under this Section 5.4 with respect to any such Expansion Opportunity shall terminate and, thereafter, any Member shall be entitled to participate with any other potential equity partner in the Expansion Opportunity which was the subject of the First Negotiation Notice.

              Section 5.5 LIABILITY OF MEMBERS. Subject to the provisions of any other agreement to which the Members are parties, and except for the obligations to a Member or Members or the Company imposed under such other agreement, no Member shall be liable, responsible or accountable in damages or otherwise to the Company or the other Member for any action taken or failure to act by such Member in its business judgment on behalf of the Company within the scope of the authority conferred on it by this Agreement unless such action or omission constitutes a breach or default under this Agreement, a breach of fiduciary duty, gross negligence or willful misconduct. Unless otherwise agreed upon in writing by the Members or provided by the Act: (1) no Member shall be liable for the debts, liabilities, contracts or any other obligations of the Company, (2) the Members shall be liable to make contributions only to the extent required under Article III, (3) no Member shall be required to make any other contributions or to loan any amounts to the Company, (4) no Member shall have personal liability for the repayment of the contributions or loans of any other Member. Except as expressly provided in the Act, nothing in this Agreement shall confer any rights or remedies under or by reason of this Agreement on any person or entity other than the Members and their respective successors and assigns, nor shall anything in this Agreement relieve or discharge the obligation or liability of any third person to any party to this Agreement, nor shall any provision of this Agreement give any third person any right of subrogation or action over or against any party to this Agreement. Without limitation on the foregoing, no third party shall have any right to enforce any contribution obligation on a Member, except as may be required by the Act.

              Section 5.6 INDEMNITY OF MEMBERS. The Company shall indemnify, defend and hold each Member harmless from and against any Claims suffered or sustained by it by reason of any acts, omissions or alleged acts or omissions by such Member on behalf of the Company within the scope of authority conferred on it by this Agreement, including any judgment, award, settlement, reasonable attorneys' fees and other costs and expenses incurred in connection with the defense of any actual or threatened action, proceeding or claim; provided that the acts or omissions or alleged acts or omissions upon which such actual or threatened action, proceeding or claim is based were in good faith in accordance with its business judgment and did not constitute a breach or default under this Agreement, the Management Agreement or any Collateral Agreement, a breach of fiduciary duty, gross negligence or willful misconduct.

              Section 5.7 INDEMNIFICATION BY MEMBERS. Each Member shall indemnify, protect, defend and hold the Company, each other Member, the Company Property and the Project harmless from and against any and all Claims suffered or sustained by it by reason of any act or omission constituting (a) a breach of any representation or warranty by such Member or any Affiliate under this Agreement; (b) any other breach or default by such Member or any Affiliate under this Agreement; or (c) a breach of fiduciary duty, gross negligence or willful misconduct by such Member or any Affiliate.

              Section 5.8 ADDITIONAL MEMBERS. Except as otherwise specifically provided in Article VI, no person or entity shall become an additional member without the prior written consent of the Members. In the event such consent is granted, the existing Members and such new Member shall execute such documents as may be reasonably required by the existing Members to effect such admission, including, without limitation an amendment to this Agreement.

              Section 5.9 COMPANY ACCOUNTS. All funds of the Company shall be deposited by Managing Member into a federally insured operating account ("Operating Account"). In addition, Managing Member shall transfer portions of the balance of the Operating Account which are not immediately needed to pay for Company operations from time to time to a federally insured money market account in accordance with sound cash management principles ("Money Market Account"). The Operating Account and Money Market Account (collectively, the "Accounts") shall be maintained in the name of the Company with a money center financial institution approved by the Members. The funds within the Accounts shall be segregated from, and not commingled with any accounts of any Member or Affiliate thereof, or any other accounts that the Members may hereafter establish for the Company from time to time. The investment of the funds within the Accounts shall be directed by Managing Member, subject to the approval by the Members. Withdrawals from the Accounts shall be made upon such signature or signatures as Managing Member may designate, and shall be made only in connection with expenses related to the Company Property which are in conformance with the Requirements.

              Section 5.10 COMPENSATION OF MANAGING MEMBER. Managing Member shall not receive any fee or other compensation in connection with the performance of its obligations under this Agreement except as otherwise set forth in any applicable Budget.



                                   ARTICLE VI
                                   ----------

                          TRANSFER OF COMPANY INTERESTS
                          -----------------------------

              Section 6.1   Restrictions on Transfer
                            ------------------------

                     A. Except as otherwise provided herein, no sale, exchange, delivery, assignment, transfer, disposal, encumbrance, pledge or hypothecation, whether voluntary, involuntary, by operation of law, or resulting from death, disability or otherwise (a "Transfer") shall be made by a Member of the whole or any part of its interest in the Company (including its interest in the capital or profits of the Company) without the prior written consent of the Members. For all purposes of this Agreement, an involuntary Transfer shall include the entry of a final order of a court in a divorce proceeding that is not subject to appeal, directing transfer of an interest in the Company, or any other Transfer occasioned by a separation agreement or a divorce proceeding that is not subject to appeal.

                     B. No Transfer in violation of the provisions hereof shall be valid or effective for any purpose, and no consent to one or more of the same shall be deemed consent to any other of the same.

                     C. Notwithstanding anything contained in this Article VI to the contrary, the following Transfers of all or any part of a Member's interest in the Company, directly or indirectly, voluntarily or involuntarily, to any of the following (collectively,

"Permitted Transferees") shall not be prohibited or restricted by the provisions of Section 6.1A:

                            (1)    Any Transfer of all or any portion of an
interest in the Company to any other Member;

                            (2)    Any Transfer of all or any portion of an
interest in the Company by any individual Member to a corporation, partnership, limited liability company or other entity one hundred percent (100%) owned and controlled, directly or indirectly, by such Member;

                            (3)    Any Transfer of all or any portion of an
interest in the Company by any individual Member to an intervivos trust established for the exclusive benefit of such Member, his spouse, lineal descendants and/or lineal ancestors, provided such Member is a trustee thereof with the power to make all decisions on behalf of said trust;

                            (4)    In the event of the death or incapacity of an
individual Member, any Transfer to such Member's spouse, lineal descendants and/or lineal ancestors, or to a testamentary trust established for the benefit of such persons;



                            Any such Permitted Transferee shall receive and hold
the interest being transferred subject to the terms of this Agreement and to the obligations of the transferor Member, and there shall be no further transfer of such interest except to a trust, person or entity to whom such Permitted Transferee could have transferred his or her interest in the Company in accordance with this Section 6.1C had such Permitted Transferee originally been named as a Member hereunder, or in accordance with the other terms of this Agreement.

              Section 6.2 EFFECT OF ASSIGNMENT; DOCUMENTS. In the event of any Transfer permitted hereunder, subject to Article VIII, the Company shall not be terminated but instead shall continue as before, with, however, the addition or substitution of such new Member. No such Transfer shall relieve the assignor from any of its obligations under this Agreement without the prior written consent of the other Members (which consent shall not be unreasonably withheld as to obligations assumed by an assignee provided, among other matters, the assignment is permitted hereunder and the other Members are reasonably satisfied that the assignee is sufficiently creditworthy to timely satisfy such obligations). Notwithstanding the foregoing, as a condition to any sale or assignment by a Member, the transferee or assignee must execute and deliver to the other Members an assumption (in form reasonably satisfactory to the other Members) of all the obligations of the assignee under this Agreement arising from and after the date of such assignment. If any Transfer is made in violation of this Article VI, the transferee shall have no right to become a Member and shall have no right to participate in the management and affairs of the Company. The transferee in such case shall be entitled only to receive the share of the distributions payable to it under Article IV to which the transferring Member would have been entitled.

                                   ARTICLE VII
                                   -----------

                                CERTAIN REMEDIES
                                ----------------

              Section 7.1   Security Agreement
                            ------------------

                     A. ASSIGNMENT. Each Member shall and does hereby assign and transfer to the Company and the other Members, all of its or his right, title and interest in and claims against the Company (or any successor thereto) now or at any time or times hereafter held, including, its interest in the capital and the profits and losses of the Company.

                     B. OBLIGATIONS SECURED. The property and interests assigned and transferred as aforesaid by each Member shall constitute and shall be held as collateral security for each and all of the obligations of such Member, and such Member hereby grants to the Company and each other Member a security interest in the property and interests assigned and transferred as aforesaid for such purposes (and hereby waives any guarantor or suretyship defense that may otherwise apply with respect thereto).

                     C. REMEDIES. Subject to the last sentence of Section 3.3, in the event a Member shall breach or default in, or fail to comply with, any of its obligations secured hereby and such breach shall continue past the expiration of the Cure Period, then the Company and the other Members, or any of them, in addition to its or their other rights and remedies (including those provided by law and those provided by any other agreement or security agreement), may (1) pursue the remedies against the property and interests transferred and assigned hereunder available under the applicable provisions of law, including the applicable provisions of any state commercial code, and (2) cause to be paid to it or them any sum payable on account of or with respect to the property and interests assigned as security as aforesaid (including any distribution with respect to a Company interest) and apply such sum to the amount to which the Company and such other Member, or any of them, are or become entitled with respect to the obligation or obligations secured hereunder. Notwithstanding the foregoing, if Managing Member is entitled to and timely delivers an "Arbitration Notice" (as defined below) pursuant to Section 7.2 below, then the Cure Period (or any period that the Members may take action under this Section against Managing Member by reason of a Noncurable Default) shall be tolled as and to the extent provided in Section 7.2B below.

                            (1)    Any foreclosure of a Member's interest
pursuant to this Section may, at the election of such foreclosing party, be made subject to this security agreement as to any future obligations and liabilities of such foreclosed interest under this Agreement (with the result that the security agreement under this Section 7.1 shall not be terminated by a foreclosure [as to future obligations and liabilities] and therefore the Company and the other Member may make multiple foreclosures of each Member's interest in the Company).

                            (2)    Each Member shall execute and cause to be
filed such financing statements as the Company or the other Member shall from time to time reasonably request to perfect or maintain the perfection of the security interests herein granted to the Company or such other Member hereunder.

                            (3)    Each Member shall have priority to the
Company with respect to the rights assigned hereunder.

                            (4)    Notwithstanding anything to the contrary
herein, the
foreclosing party shall have the right to assign its security interest to an Affiliate in order to avoid a dissolution of the Company in connection with a foreclosure under this Section.

              Section 7.2   Termination of Management Rights
                            --------------------------------

                     A. TERMINATION NOTICE. The Members may deliver a termination notice to STPD ("Termination Notice") removing it as Managing Member of the Company upon the occurrence of any of the following events:

                            (1)    Any act of fraud, dishonesty or
misappropriation of Company assets by STPD.

                            (2)    Any material breach of this Agreement
(including the failure to timely make a contribution under Article III or a breach of Article VI) by STPD which is not cured within the applicable Cure Period.

                            (3)    The failure by STPD to provide reasonably
effective management of the Company and the Company Property in his capacity as Managing Member pursuant to Article V hereof in a manner substantially consistent with prevailing commercial practices for the performance of Managing Member's obligations hereunder (and such failure has or is reasonably expected to have a material and adverse effect upon the Company Property or the Company), and the failure to correct such deficiencies within the applicable Cure Period.

                            (4)    The occurrence of a Bankruptcy/Dissolution
Event with respect to STPD or the failure to satisfy the Manager
Ownership/Control Requirement that is not a breach of Article VI.

                     B. PROCEDURE; ARBITRATION. The Termination Notice shall specify with particularity the basis for the same and shall become effective the later of (1) (10) ten days after the date of the Termination Notice, or (2) if applicable, after the expiration of the applicable Cure Period set forth above. Notwithstanding the foregoing, STPD may dispute the existence of grounds for the termination described in Subsection A(1), A(2) or A(3) (but not Subsection A(4)) by written notice ("Arbitration Notice") to the Members within ten (10) days after its receipt of the Termination Notice. In the event an Arbitration Notice is given within the period set forth above, then (a) the dispute shall be resolved in accordance with the procedures set forth in Section 7.3, (b) the applicable Cure Period set forth above (or any period that the Members may take action against Managing Member under this Section by reason of a Noncurable Default) shall be tolled pending the resolution of the dispute in accordance with such procedures, and (c) if the dispute is arbitrated pursuant to Section 7.3A(2) below and the arbitrators uphold the termination, then the Termination Notice shall become effective after the expiration of the applicable Cure Period set forth above (subject to Clause (b) above). A Termination Notice shall become effective immediately solely in connection with a termination described in Subsection A(4) above.

                     C. Effect of Termination Notice. If a Termination Notice becomes effective, then:

                            (1)    If the Termination Notice becomes effective,
then (a) a designee appointed by the Members shall become the Managing Member of the Company with all the power and authority previously possessed by STPD as Managing Member, and (b) STPD shall remain a Member in the Company, but with no power, authority or right to vote, approve or act for or bind the Company with respect to any matter in connection with the Company or its operation.

                            (2)    STPD shall execute and acknowledge any
required amendments to this Agreement reflecting the foregoing, in such form and content as the Members may reasonably prescribe.

                            (3)    STPD' obligations under this Agreement shall
in no event be limited (except that he shall no longer be obligated to perform the obligations of Managing Member).

              Section 7.3   Arbitration
                            -----------

                     A. SUBJECT TO THE PROVISIONS OF THIS SECTION 7.3, ANY DISPUTE, CLAIM OR CONTROVERSY ARISING OUT OF, CONNECTED WITH OR INCIDENTAL TO THIS AGREEMENT OR A BREACH THEREOF (INCLUDING, WITHOUT LIMITATION, A DISPUTE BETWEEN THE MEMBERS AND DFS UNDER SECTION 7.2 AS TO THE EFFECTIVENESS OF A TERMINATION NOTICE) SHALL BE RESOLVED AS FOLLOWS:

                            (1)    IN THE EVENT OF ANY SUCH DISPUTE, CLAIM OR
CONTROVERSY, THE APPLICABLE PARTIES SHALL MEET, NEGOTIATE IN GOOD FAITH, AND ATTEMPT TO RESOLVE AMICABLY, WITHOUT LITIGATION OR FORMAL ARBITRATION, ANY SUCH DISPUTE, CLAIM OR CONTROVERSY. IF SUCH PARTIES ARE UNABLE TO RESOLVE THE MATTER THEMSELVES WITHIN THIRTY (30) DAYS, ANY SUCH PARTY SHALL HAVE THE RIGHT BY GIVING WRITTEN NOTICE TO THE OTHER PARTY OR PARTIES TO INITIATE NON-BINDING MEDIATION UNDER THE AUSPICES OF A MEDIATOR AS THE APPLICABLE PARTIES SHALL MUTUALLY AGREE.

                            (2)    IN THE EVENT THE APPLICABLE PARTIES ARE
UNABLE OR UNWILLING TO RESOLVE ANY SUCH DISPUTE, CLAIM OR CONTROVERSY THROUGH THE MEDIATION PROCESS DESCRIBED IN SUBSECTION (1) ABOVE, THEN ANY SUCH PARTY MAY BY WRITTEN NOTICE TO THE OTHER PARTY OR PARTIES ELECT TO HAVE THE MATTER RESOLVED BY FINAL AND BINDING ARBITRATION TO BE CONDUCTED IN LOS ANGELES, CALIFORNIA (OR SUCH OTHER LOCATION AGREED UPON BY THE MEMBERS), IN ACCORDANCE WITH THE FOLLOWING:

                                   (a)    THE PARTY OR PARTIES DESIRING
ARBITRATION (INDIVIDUALLY AND COLLECTIVELY, THE "REQUESTING PARTY") SHALL GIVE WRITTEN NOTICE OF THAT FACT TO THE OTHER PARTY OR PARTIES (INDIVIDUALLY AND COLLECTIVELY, THE "RESPONDING PARTY"), ACCOMPANIED BY A DESIGNATION OF AN ARBITRATOR; IF THE RESPONDING PARTY FAILS TO DESIGNATE ANOTHER ARBITRATOR BY WRITTEN NOTICE TO THE REQUESTING PARTY WITHIN THE TIME PERIOD DESCRIBED BELOW, THE ARBITRATOR SHALL BE THE PERSON DESIGNATED

BY THE REQUESTING PARTY; IF THE RESPONDING PARTY DESIGNATES ANOTHER ARBITRATOR WITHIN SUCH PERIOD, THEN THE TWO ARBlTRATORS SO DESIGNATED SHALL SELECT A THIRD ARBITRATOR AS SOON AS PRACTICABLE THEREAFTER, AND THE ARBITRATION SHALL BE CONDUCTED BY ALL THREE ARBITRATORS. FOR PURPOSES OF THE PRECEDING SENTENCE, THE REQUIRED TIME PERIOD SHALL BE 15 DAYS AFTER SUCH DESIGNATION.

                            (b)    THE MEMBERS AND THE ARBlTRATORS SHALL USE
THEIR MUTUAL DILIGENT EFFORTS TO CAUSE THE ARBITRATION TO BE CONDUCTED AND A DECISION RENDERED WITHIN NINETY (90) DAYS THEREAFTER.

                            (c)    THE ARBlTRATORS SHALL CONDUCT THE ARBITRATION
GENERALLY IN ACCORDANCE WITH THE RULES OF THE AMERICAN ARBITRATION ASSOCIATION, WITH SUCH MODIFICATIONS THEREOF AS THEY MAY DEEM APPROPRIATE; WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, THE ARBITRATORS MAY AFFORD THE PARTIES THE OPPORTUNITY TO CONDUCT DISCOVERY IN ACCORDANCE WITH SUCH RULES AND LIMITATIONS AS THE ARBlTRATORS MAY PRESCRIBE.

                            (d)    THE ARBITRATORS MAY RETAIN COUNSEL (WHICH ARE
NOT AFFILIATES OF ANY MEMBER) TO ADVISE THEM AS TO THE INTERPRETATION OF THIS AGREEMENT OR OTHER LEGAL MATTERS, THE COST OF WHICH SHALL BE A COST OF THE ARBITRATION.

                            (e)    THE ARBITRATORS SHALL BE ENTITLED TO
REASONABLE COMPENSATION AND REIMBURSEMENT OF EXPENSES AS MUTUALLY AGREED WITH THE MEMBERS, OR IF THEY ARE UNABLE TO AGREE THEN AS REASONABLY DETERMINED BY THE ARBITRATORS.

                            (f)    THE COMPENSATION OF THE ARBlTRATORS AND OTHER
COSTS OF THE ARBITRATION SHALL BE PAID BY THE MEMBERS IN SUCH EQUITABLE PROPORTIONS AS MAY BE DETERMINED BY THE ARBlTRATORS.

                            (g)    THE AWARD AND ALL OTHER DECISIONS OF THE
ARBlTRATORS SHALL BE FINAL AND BINDING UPON THE MEMBERS AND THE COMPANY, AND A JUDGMENT MAY BE RENDERED THEREON IN ANY COURT OF RECORD, EXCEPT THAT ANY MEMBER MAY CONTEST AND OBTAIN JUDICIAL REVIEW OF THE REASONABLENESS OF THE ARBlTRATORS' DETERMINATION OF COMPENSATION PURSUANT TO CLAUSE (a) ABOVE.

              B. THE ONLY ISSUES TO BE DETERMINED BY THE ARBITRATORS SHALL BE THE EFFECTIVENESS OR INEFFECTIVENESS OF A TERMINATION NOTICE. THE ARBlTRATORS SHALL HAVE NO AUTHORITY TO AWARD ANY LEGAL OR EQUITABLE RELIEF (INCLUDING MONETARY DAMAGES). THE PARTIES RESERVE THEIR RIGHT TO A TRIAL BY A COURT OF LAW OR EQUITY OF ANY CLAIM FOR LEGAL OR EQUITABLE RELIEF AS A CONSEQUENCE OF ANY MATTER COVERED BY SECTION 7.2, ALTHOUGH IN ANY SUCH TRIAL THE DECISION OF THE ARBlTRATORS SHALL BE BINDING

WITH RESPECT TO THE ISSUES DETERMINED BY THEM.

                     C. DISPUTES UNDER PROVISIONS OF THIS AGREEMENT OTHER THAN SECTION 7.2 SHALL NOT BE RESOLVED BY ARBITRATION UNLESS THE PARTIES OTHERWISE AGREE, EXCEPT THAT THE ARBITRATORS SHALL HAVE THE AUTHORITY TO DETERMINE ISSUES UNDER OTHER PROVISIONS OF THIS AGREEMENT TO THE EXTENT NECESSARY TO RESOLVE A DISPUTE UNDER SECTION 7.2 AS TO THE EFFECTIVENESS OF A TERMINATION NOTICE.

                     D. EACH ARBITRATOR SHALL BE AN INDEPENDENT COMMERCIAL PROPERTY DEVELOPMENT, CONSULTING, OR MANAGEMENT FIRM THAT IS THEN ACTIVE (AND HAS AT LEAST FIVE YEARS EXPERIENCE) WITH COMMERCIAL PROPERTIES SIMILAR TO THE PROPERTY. NO ARBITRATOR SHALL BE IN THE EMPLOY OF THE COMPANY, ANY MEMBER OR ANY AFFILIATE OF THE FOREGOING DURING THE PENDENCY OF THE ARBITRATION.

              NOTICE: BY INITIALING IN THE SPACE BELOW YOU ARE AGREEING TO HAVE ANY DISPUTE ARISING OUT OF THE MATTERS INCLUDED IN THE "ARBITRATION OF DISPUTES" PROVISION DECIDED BY NEUTRAL ARBITRATION AND YOU ARE GIVING UP ANY RIGHTS YOU MIGHT POSSESS TO HAVE THE DISPUTE LITIGATED IN A COURT OR JURY TRIAL. BY INITIALING IN THE SPACE BELOW YOU ARE GIVING UP YOUR JUDICIAL RIGHTS TO DISCOVERY AND APPEAL, UNLESS THOSE RIGHTS ARE SPECIFICALLY INCLUDED IN THE "ARBITRATION OF DISPUTES" PROVISION. YOUR AGREEMENT TO THIS ARBITRATION PROVISION IS VOLUNTARY.

              WE HAVE READ AND UNDERSTAND THE FOREGOING AND AGREE TO SUBMIT DISPUTES ARISING OUT OF THE MATTERS INCLUDED IN THE "ARBITRATION OF DISPUTES" PROVISION TO NEUTRAL ARBITRATION.

                ____Ranchito      ____STPD        ___PF


              Section 7.4 NO PARTITION. Each Member hereby irrevocably waives any and all rights that it may have to maintain any action for partition of any of the Company Property.

              Section 7.5 ATTORNEYS' FEES. Subject to Section 7.3, if the Company or any Member obtains a judgment against any other Member in connection with a dispute arising under or in connection with this Agreement (whether in an action or through arbitration), such party shall be entitled to recover its court (or arbitration) costs, and reasonable attorneys' fees (including the reasonable value of in-house attorney services) and disbursements incurred in connection therewith and in any appeal or enforcement proceeding thereafter, in addition to all other recoverable costs.

              Section 7.6 CUMULATIVE REMEDIES. No remedy conferred upon the Company or any Member in this Agreement is intended to be exclusive of any other remedy herein or by law provided or permitted, but each shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law, in equity or by statute (subject, however, to the limitations expressly herein set forth).

              Section 7.7 NO WAIVER. No waiver by a Member or the Company of any breach of this Agreement shall be deemed to be a waiver of any other breach of any kind or nature, and no acceptance of payment or performance by a Member or the Company after any such breach shall be deemed to be a waiver of any breach of this Agreement, whether or not such Member or the Company knows of such breach at the time it accepts such payment or performance. No failure or delay on the part of a Member or the Company to exercise any right it may have shall prevent the exercise thereof by such Member or the Company at any time such other may continue to be so in default, and no such failure or delay shall operate as a waiver of any default.

                                  ARTICLE VIII
                                  ------------

                           DISSOLUTION OF THE COMPANY
                           --------------------------

       Section 8.1 EVENTS GIVING RISE TO DISSOLUTION. No act, thing, occurrence, event or circumstance shall cause or result in the dissolution of the Company; except that the happening of any one of the following events (individually, a "Dissolution Event") shall work an immediate dissolution of the
Company:

              A. The death, incapacity, insanity, retirement or resignation of Managing Member followed by the failure of the Members to designate another Managing Member within ninety (90) after the occurrence of any such event.

              B. The sale of all of the real estate assets of the Company (provided, however, that if a portion of the purchase price of such sale is evidenced by a promissory note, the Company shall not be dissolved by reason of such sale so long as the Company is the holder of such promissory note).

              C. The unanimous agreement in writing by the Members to dissolve the Company.

              D.     The termination of the term of the Company pursuant to
Section 1.3 of this Agreement.

Without limitation on the other provisions hereof, neither the assignment of all or any part of a Member's interest in the Company permitted hereunder nor the admission of a new member shall work the dissolution of the Company. Except as otherwise provided in this Agreement, each Member agrees that, without the consent of the Members, a Member may not retire or withdraw from or cause a voluntary dissolution of the Company.

       Section 8.2   [Intentionally deleted]

       Section 8.3   Procedure
                     ---------

              A. In the event of the dissolution or termination of the Company for any reason, the Managing Member shall commence to wind up the affairs of the Company and to liquidate its investments. The Member obligated to wind up the affairs of the Company as aforesaid is herein called the "Winding-Up Member." The Members shall continue to share profits, losses, gain or loss on sale or disposition, and Distributable Cash during the period of liquidation in the same manner and proportion as though the Company had not dissolved or terminated. The Winding-Up Member shall have full right and unlimited discretion to determine in good faith the time, manner and terms of any sale or sales of Company Property pursuant to such liquidation having due regard to the activity and condition of the relevant market and general financial and economic conditions.

              B. Following the payment of all debts and liabilities of the Company and all expenses of liquidation, and subject to the right of the Winding-Up Member to set up such cash reserves as and for so long as it may deem reasonably necessary in good faith for any contingent or unforeseen liabilities or obligations of the Company, the proceeds of the liquidation and any other funds of the Company shall be distributed in accordance with Section 4.1 hereof (after deducting from the distributive share of a Member any sum such Member owes the Company).

              C. Each Member shall look solely to the assets of the Company for all distributions with respect to the Company and its capital contribution thereto and share of profits or losses thereof and shall have no recourse therefor (in the event of any deficit in a Member's capital account or otherwise) against the other Members; provided that nothing herein contained shall relieve any Member of such Member's obligation to make the capital contributions herein provided or to pay any liability or indebtedness owing the Company by such Member, and the Company and the other Members shall be entitled at all times to enforce such obligations of such Member. No holder of an interest in the Company shall have any right to demand or receive property other than cash upon dissolution and termination of the Company.

              D. Upon the completion of the liquidation of the Company and the distribution of all Company funds, the Company shall terminate and the Winding-Up Member shall have the authority to execute and record a certificate of termination of the Company, as well as any and all other documents required to effectuate the dissolution and termination of the Company.




                                   ARTICLE IX
                                   ----------


                                  MISCELLANEOUS
                                  -------------

       Section 9.1 NOTICES. Any notice which a party is required or may desire to give the other party shall be in writing and may be delivered (1) personally,
(2) by United States registered or certified mail, postage prepaid, (3) by Federal Express or other reputable courier service regularly providing evidence of delivery (with charges paid by the party sending the notice); or (4) by telecopy, provided that such telecopy shall be immediately followed by delivery of such notice pursuant to Clause (1), (2) or (3) above. Any such notice shall be addressed as follows (subject to the right of a party to designate a different address for itself by notice similarly given):



                        To STPD and/or Managing Member:
                        ------------------------------

                        Mr. Stanton V. Abrams
                        c/o Senior Tour Players Development, Inc.
                        266 Beacon Street
                        Boston, Massachusetts  02116
                        Telephone:  617-266-3600
                        Telecopy:   617-266-1343

                        To Ranchito:
                        -----------

                        The Ranchito Company, LLC
                        13849 Weddington Street
                        Sherman Oaks, California  91401
                        Attention:  Mr. Lodwrick Cook
                        Telephone:  213-486-2533
                        Telecopy:  213-486-0186

                        To PF:
                        -----

                        Mr. Paul Fireman
                        c/o Mr. Arnold Mullen
                        -
                        -
                        Telephone:
                        Telecopy:  561-684-2168

Any notice so given by United States mail or courier service shall be deemed to have been given on the date delivered (whether accepted or refused) as evidenced by the return receipt or other proof of delivery. Any notice not so given by U.S. mail or courier service shall be deemed to be given upon receipt of the same by the party to whom the same is to be given.

       Section 9.2 ACKNOWLEDGMENT BY MEMBERS. Each Member acknowledges the following: (A) it is familiar with the business proposed to be conducted by the Company; (B) it has been advised that its interest in the Company may not be sold, transferred, or otherwise disposed of except as provided herein; (C) it understands that the securities being acquired hereby have not been registered under the Securities Act of 1933, (the "Securities Act"), or any State securities laws, in reliance on an exception for private offerings and, therefore, the securities cannot be resold unless they are registered under the Securities Act and applicable State securities laws or unless an exemption from such registration is available; (D) it is a "sophisticated investor" with substantial prior experience in high-risk business investments and is aware of and familiar with the risks associated with a private limited liability company and would quality as an "accredited investor" as such term is defined in Rule 501 of Regulation D, as enacted pursuant to Sections 3(b) and 4(2) of the Securities Act; and (E) it is purchasing the Company Interest for his, her, or its own account, for investment only and with no present intention of distributing, reselling, pledging, or otherwise disposing of its interest; and
(F) it is familiar with the type of investment which the Company Interest in the Company constitutes and has reviewed the purchase of the interest with its tax and independent legal counsel and investment representatives to the extent he deems necessary.

       Section 9.3 CONSTRUCTION. Every covenant, term, and provision of this Agreement shall be construed simply according to its fair meaning and not strictly for or against any Member (notwithstanding any rule of law requiring an Agreement to be strictly construed against the drafting party).

       Section 9.4 TIME IS OF THE ESSENCE. Time is of the essence with respect to this Agreement.

       Section 9.5 ENTIRE AGREEMENT. This Agreement constitutes the entire agreement between the parties. This Agreement supersedes any prior agreement or understandings between the parties.

       Section 9.6 AMENDMENTS. This Agreement may be amended by written agreement of amendment executed by all Members, but not otherwise, unless expressly provided herein.

       Section 9.7 GOVERNING LAW; VENUE. This Agreement and the rights of the parties hereunder shall be governed by and interpreted in accordance with the laws of the State of Delaware (without regard to conflicts of laws). Each party hereby consents to the exclusive jurisdiction of any state or federal court located within California, waives personal service of any and all process upon it, consents to service of process by registered mail directed to it at the address stated in Section 9.1, and acknowledges that service so made shall be deemed to be completed upon actual delivery thereof (whether accepted or refused). In addition, each party consents and agrees that venue of any action instituted under this Agreement or any agreement executed in connection herewith shall be proper only in California and hereby waives any objection to venue.

       Section 9.8 SUCCESSORS AND ASSIGNS. Except as herein otherwise specifically provided, this Agreement shall be binding upon and insure to the benefit of the parties and their legal representatives, successors and assigns.

       Section 9.9 CAPTIONS. Captions contained in this Agreement in no way define, limit or extend the scope or intent of this Agreement.

       Section 9.10 SEVERABILITY. If any provision of this Agreement, or the application of such provision to any person or circumstance, shall be held invalid, the remainder of this Agreement, or the application of such provision to the persons or circumstances, shall not be affected thereby.

       Section 9.11 COUNTERPARTS. This Agreement may be executed in several counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same document.

       Section 9.12 NO THIRD PARTY BENEFICIARIES. Nothing in this Agreement, express or implied, is intended to confer any rights or remedies upon any person, other than the parties hereto and, subject to the restrictions on assignment herein contained, their respective successors and assigns.

       Section 9.13   Certain Terminology
                      -------------------

              A. Whenever the words "including," "include" or "includes" are used in this Agreement, they should be interpreted in a non-exclusive manner as though the words, "without limitation," immediately followed the same.

              B. Except as otherwise indicated, all Article, Section and Exhibit references in this Agreement shall be deemed to refer to the Sections and Articles in, and the Exhibits to, this Agreement.

       Section 9.14 BROKERS. Each Member represents and warrants to the other Members and the Company that no broker or finder has been engaged by it in connection with any of the transactions contemplated by this Agreement or to its knowledge is in any way connected with any of such transactions. In the event of a Claim for broker's or finder's fee or commissions in connection herewith, then each Member shall indemnify, protect, defend and hold the Company, the other Members, and the Company Property harmless from and against the same if it shall be based upon any statement or agreement alleged to have been made by it or its Affiliates.




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


       Section 9.15 SURVIVAL. All warranties, representations, covenants, obligations and agreements contained in this Agreement shall survive the Closing and any and all performances hereunder. All warranties and representations shall be effective regardless of any investigation made or which could have been made by the party benefiting from such warranties and representations. Unless otherwise expressly provided herein, all obligations and liabilities accruing prior to the termination of this Agreement shall survive the termination hereof.

       Section 9.16 NON-BUSINESS DAYS. Whenever action must be taken (including the giving of notice or the delivery of documents) under this Agreement during a certain period of time or by a particular date that ends or occurs on a non-business day (i.e., Saturday, Sunday or a holiday recognized by the U.S. federal government or the State of California or Delaware), then such period or date shall be extended until the immediately following business day.

       Section 9.17 INCORPORATION OF EXHIBITS. All exhibits attached and referred to in this Agreement are hereby incorporated herein as fully set forth in (and shall be deemed to be a part of) this Agreement.

       Section 9.18 INTENT. It is the intent of the Members that the Company shall always be operated in a manner consistent with its treatment as a "partnership" for federal and state income tax purposes. It also is the intent of the Members that the Company not be operated or treated as a "partnership" for purposes of Section 303 of the federal Bankruptcy Code. No Member shall take any action inconsistent with the express intent of the parties hereto.

       Section 9.19 COMMISSIONS ON SALE OR SUBLEASE. If during the term of the Company the Company enters into a contract for the sale of all or substantially all of the Project (exclusive, however, of any purchase and sale of the Project pursuant to Section 5.2 hereof), or enters into a sublease for all or any portion of the Project, the Company shall pay to such person or entity as the Managing Member may designate (including, notwithstanding anything contained herein to the contrary, an Affiliate of the Managing Member) (the "Designated Broker") a brokerage commission in an amount equal to (i) in the case of any such sale, five percent (5%) of the gross purchase price payable in connection therewith, or (ii) in the case of any such sublease, five percent (5%) of the gross rental contemplated thereby; provided, however, that any such commission shall be reduced by the amount of any commission, fee or similar compensation any cooperating broker is entitled to receive with respect to such sale or sublease (as the case may be). Any such commission shall be payable in full at the time of the closing of such sale or the consummation of such sublease, as the case may be. If for any reason any such sale fails to close, or any such sublease is not consummated, no such commission shall be due or payable in connection therewith. For and in consideration of such commission, the Designated Broker shall (i) in the case of subleases, diligently pursue new, renewal, extension or replacement subtenants on the best terms available in the market and negotiate sublease terms, consistent with the then applicable Business Plan, with prospective and renewal subtenants, and (ii) in the case of the sale of all or substantially of the Project, identify potential purchasers and negotiate sale terms, consistent with the then applicable Business Plan, with prospective purchasers.



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



              IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first above written.



                          RANCHITO:     THE RANCHITO COMPANY, LLC, a

                                        Nevada limited liability company

                                        By: /s/ Lodwrick M. Cook
                                           -------------------------------------
                                           Lodwrick M. Cook, Managing Member



                          STPD:         SENIOR TOUR PLAYERS DEVELOPMENT, INC, a

                                        Nevada corporation

                                       By: /s/ Stanton V. Abrams
                                           -------------------------------------
                                           Stanton V. Abrams, President



                          PF:              /s/ Paul Fireman
                                           -------------------------------------
                                           PAUL FIREMAN





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